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                                                                    Exhibit 23.2

                      Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 1995, on the consolidated statements of income and retained earnings and cash flows of Meadox Medicals, Inc. for the year ended December 31, 1994, included in Boston Scientific Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP


New York, New York
April 9, 1997